January 28, 2019

World Funds Trust
8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Service Providers – Legal Counsel” in the Statement of Additional Information for The E-Valuator Very Conservative (0%-15%) RMS Fund, The E-Valuator Conservative (15%-30%) RMS Fund, The E-Valuator Conservative/Moderate (30%-50%) RMS Fund, The E-Valuator Moderate (50%-70%) RMS Fund, The E-Valuator Growth (70%-85%) RMS Fund, The E-Valuator Aggressive Growth (85%-99%) RMS Fund (the “E-Valuator Funds”), each a series portfolio of the World Funds Trust (the “Trust”), which is included in Post-Effective Amendment No. 323 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-148723), and Amendment No. 324 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22172), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively
On behalf of Practus, LLP

JOHN H. LIVELY • MANAGING PARTNER
11300 Tomahawk Creek Pkwy • Ste. 310 • Leawood, KS 66211 • p: 913.660.0778 • c: 913.523.6112
Practus, LLP • John.Lively@Practus.com • Practus.com